Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this "Settlement Agreement") is entered into this 19th day of April, 2010 by and between Iconic Brands, Inc. (the "Company") and Double U Master Fund LP (the "Lender") the Company and the Lender may sometimes be referred to herein singularly as a "Party," or collectively as, the "Parties".

RECITALS

WHEREAS, the Company entered into certain Unsecured Promissory Notes (each a "Note" and collectively the "Notes") with the Lender as set forth below;

WHEREAS, the Company is unable to satisfy the terms of the Notes in accordance with the understanding between the Parties;

WHEREAS, the Parties desire to resolve and settle any issues regarding performance of the terms of the Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the releases and mutual promises contained herein and for other good and valuable consideration exchanged between the Parties, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the terms set forth in this Settlement Agreement.

1.0          SETTLEMENT

1.1   In full and complete settlement of all claims and in exchange for the release and waiver by the Parties set forth in Section 3 of this Settlement Agreement, the Lender agrees to exchange the following Notes for shares of the Company's common stock as set forth below:

$100,000 Promissory Note dated December 18, 2009

The Company shall issue 1,000,000 shares of common stock in full satisfaction the Notes. Additionally the Company shall Issue the Lender a Warrant (the "Warrant") to purchase 1,000,000 shares of Common stock from the Company at an exercise price of $0.20 per share, for a period of Three (3) years from the date of this Settlement Agreement.

1.2   This Settlement Agreement will finally settle and resolve, among other things, all claims of whatever nature asserted or which could have been asserted by the Parties related to the Notes.

2.0   COMPROMISE

2.1    The Parties agree and acknowledge that this Settlement Agreement is the result of a compromise and will never be construed as an admission by either Party of any liability, wrongdoing, or responsibility on the part of any Party or on the part of any of the Parties' predecessors, successors, assigns, agents, parents, subsidiaries, affiliates, officers, directors, or employees. In fact, each Party expressly denies any such liability, wrongdoing or responsibility.

3.0   RELEASE

3.1    In consideration hereof, and upon issuance of the common shares by the Company, the Company, its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, heirs, agents, and attorneys hereby release and forever discharge the Lender and all his predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, agents, attorneys, directors, officers, employees, and shareholders from and against all actions, causes of action, claims, suits, debts, damages, judgments, liabilities, and demands whatsoever, whether matured or unmatured, whether at law or in equity, whether before a local, state or federal court or state or federal administrative agency, tribunal, or commission regardless of location, and whether now known or unknown, liquidated or unliquidated, that the Company now has or may have had, or thereafter claims to have, regarding the issues arising out of, or related to the Note, on behalf of itself, or any other person or entity, as set forth herein.

3.2    The Lender, their predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, heirs, agents, and attorneys hereby release and forever discharge the Company and all his predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, agents, attorneys, directors, officers, employees, and shareholders from and against all actions, causes of action, claims, suits, debts, damages, judgments, liabilities, and demands whatsoever, whether matured or unmatured, whether at law or in equity, whether before a local, state or federal court or state or federal administrative agency, tribunal, or commission regardless of location, and whether now known or unknown, liquidated or unliquidated, that the Lender now has or may have had, or thereafter claims to have, regarding the issues arising out of, or related to the Note, on behalf of itself, or any other person or entity, as set forth herein

4.0   CONFIDENTIALITY

4.1   The Parties further agree not to disclose the contents of this Settlement Agreement or the fact of this settlement or any matters pertaining to this settlement unless such disclosure is (i) lawfully required by any governmental agency; (ii) otherwise required by law; (iii) otherwise necessary to banking institutions and credit agencies; or (iv) necessary in any legal proceeding in order to enforce any provisions of this Settlement Agreement.

5.0   MISCELLANEOUS TERMS AND CONDITIONS

5.1   This document contains the complete Settlement Agreement between the Parties related to the subject matter hereof.

5.2   The recitals above are hereby incorporated by reference as though fully set forth herein.

5.3   This Settlement Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same Settlement Agreement. Fax and PDF copies shall be deemed originals for all purposes.

5.4    This Settlement Agreement may be modified only by a written document signed by the Parties. No waiver of this Settlement Agreement or of any of the promises, obligations, terms, or conditions hereof will be valid unless it is in writing and signed by the Party against whom the waiver is to be enforced.

5.5    This Settlement Agreement shall be binding upon the Parties thereto, their predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees, and attorneys. Each of the signatories of this Settlement Agreement represents and warrants that he/she is authorized to execute this Settlement Agreement and to bind the Party for which he/she signs.

5.6    Each of the Parties represents and warrants to the other that (i) the execution, delivery, and performance of this Settlement Agreement have been duly authorized by all necessary corporate action; (ii) the person(s) executing this Settlement Agreement and the consent to the dismissal, as the case may be, on its behalf are fully authorized to do so; and (iii) to the extent that any approval or authorization is necessary for the valid and lawful execution, delivery, and performance of this Settlement Agreement, such approval or authorization has been obtained.

5.7    The Agreement and Acceptance of the Lender and its execution of this Settlement Agreement is only in effect if all other debtors agree at the current juncture to the same terms and actions regarding Settlement, in the absence of such action by the other debtors, then the Agreement is void.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF. the parties have duly executed and delivered Settlement Agreement and Release effective us of the date first above written.